Exhibit 31.4

CERTIFICATION
PURSUANT TO RULE 13a-14(a) AND RULE 15d-14(a) UNDER THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Patrick Fabbio, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2018 of Progenics Pharmaceuticals, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Patrick Fabbio
Date: April 30, 2019	Patrick Fabbio
Chief Financial Officer
(Principal Financial and Accounting Officer)